UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2026

DAVITA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14106	51-0354549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(720) 631-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2026, DaVita Inc. (the “Company”) entered into a Ninth Amendment (the “Ninth Amendment”) to that certain Credit Agreement dated as of August 12, 2019 (as previously amended, restated, supplemented, or otherwise modified, and as further amended by the Ninth Amendment, the “Credit Agreement”), by and among the Company, its subsidiary guarantors, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender (“JPMorgan”).

The Ninth Amendment, among other things, provides for an incremental borrowing under the Company’s existing senior secured term loan “B” facility maturing in May 2031 (the “Tranche B-2 Term Facility” and the loans borrowed thereunder, the “Tranche B-2 Term Loans”) in an aggregate principal amount of $500 million (the “Incremental Tranche B-2 Term Loans”).

Pursuant to the Ninth Amendment and the Credit Agreement, the Tranche B-2 Term Loans (including the Incremental Tranche B-2 Term Loans) shall be denominated in U.S. dollars and shall bear interest, at the Company’s option, based on (i) the Base Rate (as defined below) plus the Applicable Margin (as defined below), or (ii) the forward-looking term rate based on the secured overnight financing rate that is published by CME Group Benchmark Administration Limited (“Term SOFR”) plus the Applicable Margin. The “Base Rate” with respect to the Tranche B-2 Term Facility is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 50 basis points, (b) the U.S. “prime rate” last quoted by The Wall Street Journal or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate established by the Board of Governors of the Federal Reserve System of the U.S. (the “Board”) in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein, or any similar release by the Board, in each case as determined by JPMorgan and (c) Term SOFR for an interest period of one month plus 100 basis points; provided that if the Base Rate is negative it shall be deemed to be zero. The “Applicable Margin” for the Tranche B-2 Term Facility is 175 basis points in the case of Term SOFR loans and 75 basis points in the case of Base Rate loans.

The Company has used or will use the proceeds of the Incremental Tranche B-2 Term Loans (i) to repay a portion of its outstanding senior secured revolving loan facility terminating in November 2030, (ii) for the payment of fees, commissions and expenses in connection with the foregoing and for the Ninth Amendment itself and (iii) otherwise for general corporate purposes.

The Company and its affiliates may from time to time engage certain of the lenders under the Credit Agreement to provide other banking, investment banking and financial services.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Ninth Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Ninth Amendment has been incorporated by reference herein to provide stockholders with information regarding its terms. It is not intended to provide any other information about the Company or the Company’s subsidiaries that are guarantors thereunder, or other subsidiaries and affiliates of the Company. For example, the Ninth Amendment contains representations and warranties that were made solely for the benefit of the other parties to the Ninth Amendment and should not be relied upon as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2026, DaVita Inc. (the “Company”) held its virtual 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Represented virtually or by proxy at the Annual Meeting were 59,865,902 shares of the Company's common stock, or approximately 91% of its outstanding shares of common stock as of April 9, 2026, the record date of the Annual Meeting. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2026. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1. Election of Directors.

The Company’s stockholders elected the nine director nominees named below to the Company’s Board of Directors for a term expiring at the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The voting results are as follows:

	For	Against	Abstain	Broker Non-Vote
Pamela M. Arway	51,833,209	700,475	18,245	7,313,973
Barbara J. Desoer	52,223,785	311,047	17,097	7,313,973
Jason M. Hollar	52,234,585	299,851	17,493	7,313,973
Gregory J. Moore, MD, PhD	52,463,031	71,921	16,977	7,313,973
Dennis W. Pullin	52,460,686	54,311	36,932	7,313,973
Javier J. Rodriguez	52,490,301	43,860	17,768	7,313,973
Adam H. Schechter	52,355,165	179,111	17,653	7,313,973
Wendy L. Schoppert	52,449,019	86,452	16,458	7,313,973
Phyllis R. Yale	52,227,836	306,964	17,129	7,313,973

Proposal 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results are as follows:

For	Against	Abstain
58,286,637	1,534,241	45,024

Proposal 3. Advisory vote to approve named executive officer compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results are as follows:

For	Against	Abstain	Broker Non-Vote
51,716,491	776,849	58,589	7,313,973

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Ninth Amendment, dated as of June 8, 2026, to that certain Credit Agreement, dated as of August 12, 2019, by and among DaVita Inc., certain subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender (including a conformed copy of the Credit Agreement, reflecting all amendments through the Ninth Amendment, attached as Annex A thereto).
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

By:	/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal and Public Affairs Officer

Date: June 8, 2026